Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE: ARMSTRONG WORLD	:	Chapter 11
INDUSTRIES, INC., ET AL.	:
	:	NO. 00-4471
Debtors.	:
:

ORDER

AND NOW, this 23rd day of November, 2004, it is hereby ORDERED that a hearing to consider Objections of the Official Committee of Unsecured Creditors to the Proposed Findings of Fact and Conclusions of Law in Support of Confirmation of the Fourth Amended Plan of Reorganization (doc. no. 6290), the Joint Response of Armstrong World Industries, Inc., the Asbestos PI Claimants’ Committee, and the Future Claimants’ Representative to the Objections of the Official Committee of Unsecured Creditors (doc. no. 6493), and any other related issues will be held on Wednesday, December 15, 2004, at 10:00 a.m., in Courtroom 11A, United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania.l

IT IS FURTHER ORDERED that counsel for Debtors shall serve a copy of this Order on all interested parties.

AND IT IS SO ORDERED.

EDUARDO C. ROBRENO, J.

1.	The Official Committee of Unsecured Creditors’ request to delay proceedings to allow for Congressional action is DENIED for the reasons stated on the record.